SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                   36-3145972
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(State of Incorporation or Organization)       (IRS Employer Identification no.)


    1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                   (Zip Code)


If this Form relates to the registration of a class of securities    If this Form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is                 securities pursuant to Section 12(g) of the Exchange
effective pursuant to General Instruction A.(c), please check        Act and is effective pursuant to General Instruction
the following box. [X]                                               A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-34392

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                                Name of Each Exchange on Which
           to be so Registered                                Each Class is to be Registered
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9% Reset Performance Equity-linked Redemption                 THE AMERICAN STOCK EXCHANGE
Quarterly-pay Securities due December 30, 2002


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to Be Registered.

     The title of the class of securities to be registered hereunder is: "9% Reset Performance Equity-linked Redemption Quarterly-pay Securities(SM) due December 30, 2002" (the "Reset PERQS(SM)"). A description of the Reset PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-34392) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 18, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Reset PERQS contained in the pricing supplement dated November 7, 2000 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Reset PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Reset PERQS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MORGAN STANLEY DEAN WITTER & CO.
                                               (Registrant)

Date: November 8, 2000                         By: /s/ Martin M. Cohen
                                                  ------------------------------
                                                   Name: Martin M. Cohen
                                                   Title:   Assistant Secretary

                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the Reset PERQS               A-1